CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of the 12th day of October, 2007, by and between Longwei Petroleum Investment Holding Limited, No. 30 Guanghau Avenue, Wan Bailin District, Taiyuan City, Shanxi Province, China 030024, a Colorado corporation (“Longwei”) and Etech International, Inc. (“Consultant”) with reference to the following:

RECITALS

Consultant agrees to be engaged and retained by Longwei upon the terms and conditions set forth herein.

A.

Identifying Merger or Acquisition Candidates;

B.

Assisting in negotiating terms and conditions with the merger candidate and providing Longwei with an acceptable Agreement.

C.

Assistance with completing the steps necessary for the merger to be listed on the OTC Bulletin Board.

It shall be expressly understood that Consultant shall have no power to bind Longwei or any other parties in respect of which Consultant is providing direct or indirect services under this Agreement to any contract or obligation or to transact any business in any such party’s name or on behalf of any such party in any manner.  It is further   understood that Consultant’s role shall be advisory only and Longwei shall have discretion to accept or reject the advice or recommendations of Consultant hereunder.

1.

Term.

The term of this Agreement shall commence on the date hereof    and continue for a term of one year.

2.

Compensation and Fees.

The engagement fee payable to Consultant shall be three percent of the total shares of the merged company, or, 2,250,000 shares of common stock of the total amount of common stock issued to Longwei by the merged company once the merger transaction is completed and the merged company is trading on the OTC Bulletin Board.  This stock shall be restricted.

3.

Exclusivity and Performance.

Consultant acknowledges and agrees that

confidential information proprietary to Longwei obtained during its engagement shall not be, directly or indirectly, disclosed without the prior express written consent of Longwei unless and until such information is otherwise known to the public generally, or is otherwise not secret and confidential.

4.

Independent Contractor.

In its performance hereunder, Consultant and his agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and not subject to the control or supervision of Longwei, except as to the results of the work.

This Agreement shall be governed by the laws of the State of Colorado.

IN WITNESS WHEREOF, the parties hereunder have entered into this Agreement on the date first written above.

LONGWEI PETROLEUM INVESTMENT

CONSULTANT

HOLDING LIMITED

A Colorado Corporation

By: /s/ John Ballard, President

By: __________________

Its President